UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2007

SIMCLAR, INC.
(Exact name of registrant as specifıed in its charter)

Florida	001-13924	59-1709103
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	FileNumber)	IdentifıcationNo.)

2230 West 77th Street, Hialeah, Florida	33016
(Address of principal executive offıces)	(Zip Code)

Registrant's telephone number, including area code	(305) 556-9210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2007, Patrick X. Lacchia advised Simclar, Inc. (the “Company”) that he was resigning his positions as a member of the Company’s Board of Directors and its Audit Committee.

Effective on May 15, 2007, the Company’s Board of Directors elected William J. Sim to fill the vacancy created by the resignation of Mr. Lacchia. Mr. Sim was elected to serve until the next annual meeting of shareholders of the Company, or until his successor is duly elected.

Mr. Sim is the President, CEO and founder of Midlothian Associates Inc., a specialty consulting firm that is dedicated to providing management consulting services, mainly to the energy, utility and construction industries. Mr. Sim was formerly Senior Vice President of Pepco Holdings, Inc. (PHI), a regional energy holding company, and President and Chief Executive Officer of its subsidiaries Potomac Electric Power Company (Pepco) and Atlantic City Electric (ACE). Mr. Sim joined Pepco in 1977 as Manager, Generating Construction. He served as President and Chief Operating Officer of the American Energy Division of Pepco’s subsidiary Potomac Capital Investment Corporation from 1987 to 1991. Mr. Sim was elected Vice President, Operations and Construction, Pepco, in 1991, and became Vice President, Power Supply and Delivery, in 1994. He became Group Vice President, Generation, in 1997. In 2001, he became Senior Vice President, Power Delivery, responsible for all aspects of transmission and delivery of electricity to Pepco’s customers. Mr. Sim was born in Edinburgh, Scotland, and is a 1968 graduate of the University of Glasgow in Scotland. He holds a master’s degree in business administration from Loyola College in Maryland. Mr. Sim is a member of the Board of Directors of Williams Industries, Inc. (NasdaqCM:WMSI), where he also serves on the Audit Committee.

Mr. Sim has also been appointed to serve on the Company’s Audit Committee, filling the vacancy created by the resignation of Mr. Lacchia. The Board of Directors has determined that Mr. Sim meets the independence criteria under Rule 4350(d) of the Nasdaq Stock Market.

Item 8.01.	Other Events.

On May 15, 2007, the Company issued a press release entitled “Simclar, Inc. Announces Appointment of New Director” in connection with the election of Mr. Sim. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Description

99.1	Press release issued May 16, 2007, entitled “Simclar, Inc. Announces Appointment of New Director.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simclar, Inc.

Date: May 16, 2007	By:	/s/ Barry J. Pardon
Barry J. Pardon, President